Exhibit 99.1

Media Contact	Investor Contact
Bob Guenther, 203-578-2391	Terry Mangan, 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com
WEBSTER REPORTS 2014 SECOND QUARTER EARNINGS
Diluted Earnings per Share of $0.50 for the Quarter Compared to $0.48 a Year Ago

WATERBURY, Conn., July 17, 2014 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common shareholders of $45.2 million, or $0.50 per diluted share, for the quarter ended June 30, 2014 compared to $43.7 million, or $0.48 per diluted share, for the quarter ended June 30, 2013.

Highlights for the quarter or at June 30 include:

•	Combined growth in commercial and commercial real estate loans of $985.2 million, or 15.5 percent, from a year ago. Overall loan growth of $1.0 billion, or 8.4 percent, from a year ago.

•	Deposit growth of $367.3 million, or 2.5 percent, from a year ago.

•	Core revenue improved 1.9 percent from a year ago, while expenses remained flat leading to core pre-provision net revenue growth of 5.1 percent.

•	Continued improvement in asset quality: annualized net charge-off rate at 24 basis points of total loans; nonperforming loans as a percentage of total loans at the lowest level since the end of 2007.

•	Efficiency ratio of 59.26 percent, an improvement of 72 basis points from a year ago. Positive operating leverage of 2.0 percent year-over-year.

•	Return on average tangible common shareholders’ equity of 11.52 percent.
“We are pleased to report another solid quarterly performance, marked by a 3 percent increase in net income over prior year, as Webster bankers continue to excel in service to our customers and communities,” said James C. Smith, chairman and chief executive officer. “Loans grew across all categories with especially strong performance once again by Commercial Banking. Credit quality continues to improve as the economy gathers strength, and disciplined expense management contributed to Webster’s thirteenth consecutive quarter of positive operating leverage.”

Net interest income (compared to prior year)

•	Net interest income was $155.1 million compared to $147.1 million.

•	Net interest margin was 3.19 percent compared to 3.23 percent. The yield on interest-earning assets declined by 9 basis points, while the cost of funds declined by 5 basis points.

•	Average interest-earning assets totaled $19.7 billion and grew by $1.2 billion, or 6.2 percent.

•	Average loans grew by $1.1 billion, or 8.9 percent.

Provision for loan losses

•	The Company recorded a provision for loan losses of $9.25 million compared to $9.0 million in the prior quarter and $8.5 million a year earlier.

•
Net charge-offs were $8.0 million, flat to the first quarter, and $12.9 million in the year-ago period. The ratio of net charge-offs to average loans on an annualized basis was 0.24 percent compared to 0.25 percent in the first quarter and 0.43 percent a year ago.

•
The allowance for loan losses represented 1.17 percent of total loans at June 30, 2014 compared to 1.18 percent at March 31, 2014 and 1.33 percent at June 30, 2013. The allowance for loan losses represented 107 percent of nonperforming loans at June 30 compared to 106 percent at March 31 and 88 percent a year ago.

Non-interest income (compared to prior year)

•
Total non-interest income was $47.6 million compared to $52.3 million, a decrease of $4.7 million. Excluding securities gains and a nominal other-than-temporary impairment charge, a $4.3 million year-over-year decrease in core non-interest income reflects a decrease of $5.4 million in mortgage banking activities and $0.6 million in loan related fees, offset by increases of $1.7 million in deposit service fees and $0.3 million in other income.

Non-interest expense (compared to prior year)

•
Total non-interest expense of $122.6 million compared to $123.6 million, a decrease of $1.0 million. Included in non-interest expense are $0.5 million of net one-time costs. These costs primarily consisted of branch and facility optimization and severance expenses. There were $0.9 million of net one-time costs in the year-ago quarter.

•
Foreclosed and repossessed asset expenses were $0.1 million compared to $0.3 million, while net gains on foreclosed and repossessed assets were $0.6 million compared $0.3 million in the year-ago quarter.

“Once again, Webster demonstrated a disciplined approach to business investment as evidenced by positive operating leverage and a lower efficiency ratio,” said Glenn MacInnes, executive vice president and chief financial officer. “In addition, our commitment to managing risk is reflected in continued improvement in our key asset quality metrics.”

Income taxes

•
The Company recorded $23.0 million of income tax expense in the second quarter. The effective tax rate was 32.5 percent compared to 31.0 percent a year ago and reflects primarily the effects of increased pre-tax income and decreased benefits from tax-exempt interest income, and a $0.2 million net tax expense specific to the quarter.

Investment securities

•
Total investment securities were $6.5 billion at both June 30 and March 31, 2014 and $6.4 billion a year ago. The carrying value of the available-for-sale portfolio included $33.6 million in net unrealized gains compared to $8.8 million at March 31 and $4.4 million a year ago, while the carrying value of the held-to-maturity portfolio does not reflect $73.7 million in net unrealized gains compared to $30.2 million at March 31 and $44.3 million a year ago.

Loans

•
Total loans were $13.3 billion at June 30, 2014 compared to $13.0 billion at March 31, 2014 and $12.2 billion at June 30, 2013. In the quarter, commercial, commercial real estate, residential mortgage, and consumer loans increased by $98.6 million, $148.3 million, $9.6 million, and $24.2 million, respectively.

•
Compared to a year ago, commercial, commercial real estate, and residential mortgage loans increased by $560.2 million, $425.1 million, and $52.3 million, respectively. Consumer loans decreased by $8.4 million.

•
Loan originations for portfolio in the second quarter were $1,069 million compared to $879 million in the first quarter and $1,204 million a year ago. In addition, $73 million of residential loans were originated for sale in the quarter compared to $59 million in the prior quarter and $206 million a year ago.

Asset quality

•
Past due loans were $46.9 million at June 30, 2014 compared to $48.0 million at March 31, 2014 and $49.8 million a year ago. Compared to March 31, past due commercial non-mortgage, residential mortgage, commercial real estate, and equipment finance loans decreased $2.9 million, $1.1 million, $1.1 million, and $0.4 million respectively, while past due consumer loans increased $4.2 million. Loans past due 90 days and still accruing increased $0.3 million. Compared to a year ago, all loan categories contributed to the decrease except for consumer and residential mortgage loans, which increased $3.2 million and $1.8 million, respectively.

•
Past due loans represented 0.35 percent of total loans at quarter end, 0.37 percent at March 31, and 0.41 percent a year ago. Past due loans for the continuing portfolio were $44.8 million at quarter end compared to $45.7 million at March 31 and $47.9 million a year ago. Past due loans for the liquidating portfolio were $2.1 million at June 30 compared to $2.3 million at March 31 and $1.9 million a year ago.

•
Total nonperforming loans decreased to $144.5 million, or 1.09 percent of total loans, at quarter end compared to $145.1 million, or 1.12 percent, at March 31, and $186.7 million, or 1.52 percent, a year ago. Total paying nonperforming loans at June 30 were $37.6 million compared to $35.7 million at March 31 and $61.9 million a year ago.

Deposits and borrowings

•
Total deposits were $15.2 billion at June 30, 2014 compared to $15.0 billion at March 31, 2014 and $14.8 billion a year ago. Compared to March 31, increases of $221.4 million in demand deposits, $150.7 million in interest-bearing checking, $52.9 million in savings, and $52.4 million in brokered certificates of deposit were offset by declines of $289.0 million in money market deposits, and $25.5 million in certificates of deposit. Compared to a year ago, increases of $440.1 million in interest-bearing checking, $293.7 million in demand deposits, $128.7 million in brokered certificates of deposit, and $90.4 million in savings were offset by declines of $423.4 million in money market deposits and $162.2 million in certificates of deposit.

•
Core to total deposits were consistent with March 31 at 84.8 percent compared to 84.2 percent a year ago. Loans to deposits were 87.3 percent compared to 86.4 percent at March 31 and 82.6 percent a year ago.

•	Total borrowings were $3.8 billion at quarter end compared to $3.7 billion at March 31 and $3.1 billion a year ago.

Capital (compared to prior year)

•
The return on average tangible common shareholders’ equity and the return on average common shareholders’ equity were 11.52 percent and 8.54 percent, respectively, at quarter end compared to 12.26 percent and 8.78 percent, respectively.

•
The tangible equity and tangible common equity ratios were 8.34 percent and 7.62 percent, respectively, at quarter end compared to 8.03 percent and 7.27 percent, respectively. The Tier 1 common equity to risk-weighted assets ratio was 11.37 percent at quarter end compared to 11.24 percent.

•	Book value and tangible book value per common share were $23.63 and $17.72, respectively, at quarter end compared to $21.88 and $15.93, respectively.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $22 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 166 banking centers, 311 ATMs, telephone banking, mobile banking, and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

***

Conference Call

A conference call covering Webster’s 2014 second quarter earnings announcement will be held today, Thursday, July 17, 2014 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including those under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013

Income and performance ratios (annualized):
Net income attributable to Webster Financial Corp.	$47,856	$50,423	$43,754	$47,305	$46,373
Net income available to common shareholders	45,217	47,784	41,115	44,666	43,734
Net income per diluted common share	0.50	0.53	0.45	0.49	0.48
Return on average assets	0.90%	0.96%	0.85%	0.93%	0.92%
Return on average tangible common shareholders' equity	11.52	12.51	11.14	12.43	12.26
Return on average common shareholders’ equity	8.54	9.16	8.06	8.93	8.78
Non-interest income as a percentage of total revenue	23.48	24.29	22.34	23.57	26.22
Efficiency ratio	59.26	60.34	59.30	60.07	59.98

Asset quality:
Allowance for loan losses	$154,868	$153,600	$152,573	$157,545	$163,442
Nonperforming assets	151,207	152,900	171,607	185,566	190,539
Allowance for loan losses / total loans	1.17%	1.18%	1.20%	1.26%	1.33%
Net charge-offs / average loans (annualized)	0.24	0.25	0.45	0.47	0.43
Nonperforming loans / total loans	1.09	1.12	1.28	1.42	1.52
Nonperforming assets / total loans plus OREO	1.14	1.18	1.35	1.49	1.56
Allowance for loan losses / nonperforming loans	107.19	105.84	93.65	88.73	87.55

Other ratios (annualized):
Tangible equity ratio	8.34%	8.26%	8.24%	8.13%	8.03%
Tangible common equity ratio	7.62	7.53	7.49	7.37	7.27
Tier 1 risk-based capital ratio (a)	12.94	13.07	13.07	13.05	12.93
Total risk-based capital (a)	14.05	14.20	14.21	14.25	14.19
Tier 1 common equity / risk-weighted assets (a)	11.37	11.45	11.43	11.38	11.24
Shareholders’ equity / total assets	10.61	10.58	10.59	10.52	10.47
Net interest margin	3.19	3.26	3.27	3.23	3.23

Share and equity related:
Common equity	$2,132,829	$2,087,980	$2,057,539	$2,016,010	$1,975,826
Book value per common share	23.63	23.13	22.77	22.34	21.88
Tangible book value per common share	17.72	17.21	16.85	16.40	15.93
Common stock closing price	31.54	31.06	31.18	25.53	25.68
Dividends declared per common share	0.20	0.15	0.15	0.15	0.15

Common shares issued and outstanding	90,246	90,269	90,367	90,245	90,289
Basic shares (weighted average)	89,776	89,880	89,887	89,759	89,645
Diluted shares (weighted average)	90,528	90,658	90,602	90,423	90,087

(a)	The ratios presented are projected for June 30, 2014 and actual for the remaining periods presented.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	June 30, 2014	March 31, 2014	June 30, 2013
Assets:
Cash and due from banks	$287,917	$251,886	$179,068
Interest-bearing deposits	18,620	29,893	32,601
Investment securities:
Available for sale, at fair value	2,980,031	3,008,856	3,257,360
Held to maturity	3,478,803	3,448,195	3,129,864
Total securities	6,458,834	6,457,051	6,387,224
Loans held for sale	31,671	14,631	81,161
Loans:
Commercial	4,068,089	3,969,508	3,507,927
Commercial real estate	3,291,892	3,143,612	2,866,814
Residential mortgages	3,366,092	3,356,539	3,313,833
Consumer	2,549,307	2,525,083	2,557,719
Total loans	13,275,380	12,994,742	12,246,293
Allowance for loan losses	(154,868)	(153,600)	(163,442)
Loans, net	13,120,512	12,841,142	12,082,851
Federal Home Loan Bank and Federal Reserve Bank stock	168,595	166,133	158,878
Premises and equipment, net	119,840	121,473	122,704
Goodwill and other intangible assets, net	533,402	534,070	537,673
Cash surrender value of life insurance policies	436,445	433,793	423,598
Deferred tax asset, net	57,671	55,316	73,166
Accrued interest receivable and other assets	290,830	270,357	250,314
Total Assets	$21,524,337	$21,175,745	$20,329,238

Liabilities and Equity:
Deposits:
Demand	$3,249,996	$3,028,625	$2,956,320
Interest-bearing checking	3,828,638	3,677,917	3,388,505
Money market	1,844,014	2,133,036	2,267,463
Savings	3,973,109	3,920,171	3,882,691
Certificates of deposit	2,029,008	2,054,541	2,191,188
Brokered certificates of deposit	278,080	225,699	149,408
Total deposits	15,202,845	15,039,989	14,835,575
Securities sold under agreements to repurchase and other borrowings	1,401,259	1,147,882	1,213,349
Federal Home Loan Bank advances	2,217,324	2,203,606	1,627,517
Long-term debt	226,178	376,412	229,928
Accrued expenses and other liabilities	192,253	168,227	295,394
Total liabilities	19,239,859	18,936,116	18,201,763

Preferred stock	151,649	151,649	151,649
Common shareholders' equity	2,132,829	2,087,980	1,975,826
Webster Financial Corporation shareholders’ equity	2,284,478	2,239,629	2,127,475
Total Liabilities and Equity	$21,524,337	$21,175,745	$20,329,238

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2014	2013	2014	2013
Interest income:
Interest and fees on loans and leases	$125,771	$121,313	$249,781	$242,005
Interest and dividends on securities	51,511	48,229	105,103	96,983
Loans held for sale	215	551	392	1,188
Total interest income	177,497	170,093	355,276	340,176
Interest expense:
Deposits	10,851	12,024	21,495	24,874
Borrowings	11,524	11,008	23,358	22,445
Total interest expense	22,375	23,032	44,853	47,319
Net interest income	155,122	147,061	310,423	292,857
Provision for loan losses	9,250	8,500	18,250	16,000
Net interest income after provision for loan losses	145,872	138,561	292,173	276,857
Non-interest income:
Deposit service fees	26,302	24,622	51,014	48,616
Loan related fees	4,890	5,505	9,372	10,090
Wealth and investment services	8,829	8,920	17,667	16,686
Mortgage banking activities	513	5,888	1,288	12,919
Increase in cash surrender value of life insurance policies	3,296	3,448	6,554	6,832
Net gain on investment securities	—	333	4,336	439
Other income	3,839	3,535	7,354	4,947
	47,669	52,251	97,585	100,529
Loss on write-down of investment securities to fair value	(73)	—	(161)	—
Total non-interest income	47,596	52,251	97,424	100,529
Non-interest expense:
Compensation and benefits	65,711	65,768	132,082	131,818
Occupancy	11,491	11,837	24,250	24,716
Technology and equipment expense	15,737	15,495	30,747	30,848
Marketing	4,249	3,817	7,429	8,628
Professional and outside services	1,269	1,527	3,971	3,677
Intangible assets amortization	669	1,242	1,837	2,484
Foreclosed and repossessed asset expenses	134	331	592	506
Foreclosed and repossessed asset gains	(574)	(250)	(834)	(534)
Loan workout expenses	801	1,576	1,853	3,550
Deposit insurance	5,565	5,524	10,876	10,698
Other expenses	17,008	15,800	33,662	30,175
	122,060	122,667	246,465	246,566
Debt prepayment penalties	—	—	—	43
Severance, contract, and other	267	919	289	2,413
Branch and facility optimization	258	18	448	117
Total non-interest expense	122,585	123,604	247,202	249,139
Income before income taxes	70,883	67,208	142,395	128,247
Income tax expense	23,027	20,835	44,116	39,757
Net income attributable to Webster Financial Corp.	47,856	46,373	98,279	88,490
Preferred stock dividends	(2,639)	(2,639)	(5,278)	(5,525)
Net income available to common shareholders	$45,217	$43,734	$93,001	$82,965

Diluted shares (average)	90,528	90,087	90,584	89,953

Net income per common share available to common shareholders:
Basic	$0.50	$0.49	$1.03	$0.94
Diluted	0.50	0.48	1.02	0.92

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Interest income:
Interest and fees on loans and leases	$125,771	$124,010	$124,110	$123,257	$121,313
Interest and dividends on securities	51,511	53,592	51,294	47,923	48,229
Loans held for sale	215	177	307	573	551
Total interest income	177,497	177,779	175,711	171,753	170,093
Interest expense:
Deposits	10,851	10,644	10,800	10,908	12,024
Borrowings	11,524	11,834	11,027	10,858	11,008
Total interest expense	22,375	22,478	21,827	21,766	23,032
Net interest income	155,122	155,301	153,884	149,987	147,061
Provision for loan losses	9,250	9,000	9,000	8,500	8,500
Net interest income after provision for loan losses	145,872	146,301	144,884	141,487	138,561
Non-interest income:
Deposit service fees	26,302	24,712	25,182	25,170	24,622
Loan related fees	4,890	4,482	5,930	5,840	5,505
Wealth and investment services	8,829	8,838	9,990	8,095	8,920
Mortgage banking activities	513	775	2,775	665	5,888
Increase in cash surrender value of life insurance policies	3,296	3,258	3,422	3,516	3,448
Net gain on investment securities	—	4,336	4	269	333
Other income	3,839	3,515	4,238	2,702	3,535
	47,669	49,916	51,541	46,257	52,251
Loss on write-down of investment securities to fair value	(73)	(88)	(7,277)	—	—
Total non-interest income	47,596	49,828	44,264	46,257	52,251
Non-interest expense:
Compensation and benefits	65,711	66,371	68,155	64,862	65,768
Occupancy	11,491	12,759	12,084	11,994	11,837
Technology and equipment expense	15,737	15,010	14,583	14,895	15,495
Marketing	4,249	3,180	3,225	3,649	3,817
Professional and outside services	1,269	2,702	3,601	2,254	1,527
Intangible assets amortization	669	1,168	1,193	1,242	1,242
Foreclosed and repossessed asset expenses	134	458	400	432	331
Foreclosed and repossessed asset gains	(574)	(260)	(229)	(532)	(250)
Loan workout expenses	801	1,052	1,370	1,296	1,576
Deposit insurance	5,565	5,311	5,116	5,300	5,524
Other expenses	17,008	16,654	15,547	15,407	15,800
	122,060	124,405	125,045	120,799	122,667
Severance, contract, and other	267	22	389	1,482	919
Branch and facility optimization	258	190	1,205	—	18
Total non-interest expense	122,585	124,617	126,639	122,281	123,604
Income before income taxes	70,883	71,512	62,509	65,463	67,208
Income tax expense	23,027	21,089	18,755	18,158	20,835
Net income attributable to Webster Financial Corp.	47,856	50,423	43,754	47,305	46,373
Preferred stock dividends	(2,639)	(2,639)	(2,639)	(2,639)	(2,639)
Net income available to common shareholders	$45,217	$47,784	$41,115	$44,666	$43,734

Diluted shares (average)	90,528	90,658	90,602	90,423	90,087

Net income per common share available to common shareholders:
Basic	$0.50	$0.53	$0.46	$0.50	$0.49
Diluted	0.50	0.53	0.45	0.49	0.48

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
	Three Months Ended June 30,
		2014			2013
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$13,129,865	$126,292	3.83%	$12,061,551	$121,720	4.02%
Investment securities (a)	6,411,407	52,604	3.29	6,257,923	50,277	3.24
Federal Home Loan and Federal Reserve Bank stock	166,350	1,158	2.79	158,878	865	2.18
Interest-bearing deposits	16,792	11	0.27	41,499	17	0.16
Loans held for sale	20,099	215	4.27	70,922	551	3.10
Total interest-earning assets	19,744,513	$180,280	3.64%	18,590,773	$173,430	3.73%
Non-interest-earning assets	1,506,934			1,483,394
Total assets	$21,251,447			$20,074,167

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$3,099,114	$—	—%	$2,879,745	$—	—%
Savings, interest checking, and money market	9,752,872	4,413	0.18	9,413,301	4,506	0.19
Certificates of deposit	2,280,571	6,438	1.13	2,397,519	7,518	1.26
Total deposits	15,132,557	10,851	0.29	14,690,565	12,024	0.33

Securities sold under agreements to repurchase and other borrowings	1,412,820	5,082	1.42	1,203,442	5,184	1.70
Federal Home Loan Bank advances	2,035,813	4,002	0.78	1,623,489	4,007	0.98
Long-term debt	249,276	2,440	3.91	230,305	1,817	3.16
Total borrowings	3,697,909	11,524	1.24	3,057,236	11,008	1.43
Total interest-bearing liabilities	18,830,466	$22,375	0.47%	17,747,801	$23,032	0.52%
Non-interest-bearing liabilities	150,316			183,117
Total liabilities	18,980,782			17,930,918

Preferred stock	151,649			151,649
Common shareholders' equity	2,119,016			1,991,600
Webster Financial Corp. shareholders' equity	2,270,665			2,143,249
Total liabilities and equity	$21,251,447			$20,074,167
Tax-equivalent net interest income		157,905			150,398
Less: tax-equivalent adjustment		(2,783)			(3,337)
Net interest income		$155,122			$147,061
Net interest margin			3.19%			3.23%

(a)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
	Six Months Ended June 30,
		2014			2013
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$12,992,371	$250,804	3.85%	$12,043,172	$242,781	4.03%
Investment securities (a)	6,416,165	107,529	3.36	6,226,578	101,292	3.28
Federal Home Loan and Federal Reserve Bank stock	162,675	2,325	2.88	157,577	1,712	2.19
Interest-bearing deposits	16,373	22	0.27	61,744	63	0.20
Loans held for sale	19,119	392	4.10	80,077	1,188	2.97
Total interest-earning assets	19,606,703	$361,072	3.68%	18,569,148	$347,036	3.75%
Non-interest-earning assets	1,509,269			1,493,738
Total assets	$21,115,972			$20,062,886

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$3,098,058	$—	—%	$2,858,018	$—	—%
Savings, interest checking, and money market	9,798,648	8,932	0.18	9,366,063	9,128	0.20
Certificates of deposit	2,265,510	12,563	1.12	2,448,700	15,746	1.30
Total deposits	15,162,216	21,495	0.29	14,672,781	24,874	0.34

Securities sold under agreements to repurchase and other borrowings	1,382,301	10,287	1.48	1,147,749	10,239	1.77
Federal Home Loan Bank advances	1,879,609	7,849	0.83	1,685,330	8,546	1.01
Long-term debt	278,966	5,222	3.74	238,645	3,660	3.07
Total borrowings	3,540,876	23,358	1.31	3,071,724	22,445	1.45
Total interest-bearing liabilities	18,703,092	$44,853	0.48%	17,744,505	$47,319	0.53%
Non-interest-bearing liabilities	158,046			191,198
Total liabilities	18,861,138			17,935,703

Preferred stock	151,649			151,649
Common shareholders' equity	2,103,185			1,975,534
Webster Financial Corp. shareholders' equity	2,254,834			2,127,183
Total liabilities and equity	$21,115,972			$20,062,886
Tax-equivalent net interest income		316,219			299,717
Less: tax-equivalent adjustment		(5,796)			(6,860)
Net interest income		$310,423			$292,857
Net interest margin			3.22%			3.23%

(a)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan Balances (unaudited)
(Dollars in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Loan Balances (actuals):
Continuing Portfolio:
Commercial non-mortgage	$2,978,576	$2,926,223	$2,723,566	$2,573,293	$2,515,288
Equipment financing	464,948	457,670	460,450	425,827	400,658
Asset-based lending	624,565	585,615	559,285	612,106	591,981
Commercial real estate	3,291,892	3,143,612	3,058,362	2,983,863	2,866,814
Residential mortgages	3,366,091	3,356,538	3,361,424	3,350,576	3,313,832
Consumer	2,449,730	2,422,377	2,431,786	2,423,829	2,445,792
Total continuing portfolio	13,175,802	12,892,035	12,594,873	12,369,494	12,134,365
Allowance for loan losses	(143,440)	(141,352)	(137,821)	(139,734)	(142,402)
Total continuing portfolio, net	13,032,362	12,750,683	12,457,052	12,229,760	11,991,963
Liquidating Portfolio:
National Construction Lending Center (NCLC)	1	1	1	1	1
Consumer	99,577	102,706	104,902	108,470	111,927
Total liquidating portfolio	99,578	102,707	104,903	108,471	111,928
Allowance for loan losses	(11,428)	(12,248)	(14,752)	(17,811)	(21,040)
Total liquidating portfolio, net	88,150	90,459	90,151	90,660	90,888
Total Loan Balances (actuals)	13,275,380	12,994,742	12,699,776	12,477,965	12,246,293
Allowance for loan losses	(154,868)	(153,600)	(152,573)	(157,545)	(163,442)
Loans, net	$13,120,512	$12,841,142	$12,547,203	$12,320,420	$12,082,851

Loan Balances (average):
Continuing Portfolio:
Commercial non-mortgage	$2,963,150	$2,853,516	$2,625,654	$2,517,496	$2,422,156
Equipment financing	459,140	456,391	436,328	413,975	398,084
Asset-based lending	612,170	562,443	587,039	599,387	566,623
Commercial real estate	3,195,746	3,080,575	3,003,837	2,885,767	2,811,583
Residential mortgages	3,361,276	3,364,746	3,359,186	3,342,516	3,295,192
Consumer	2,437,452	2,431,900	2,429,354	2,433,705	2,454,041
Total continuing portfolio	13,028,934	12,749,571	12,441,398	12,192,846	11,947,679
Allowance for loan losses	(143,811)	(143,676)	(141,460)	(145,849)	(148,037)
Total continuing portfolio, net	12,885,123	12,605,895	12,299,938	12,046,997	11,799,642
Liquidating Portfolio:
NCLC	53	1	1	1	1
Consumer	100,878	103,777	106,794	109,620	113,871
Total liquidating portfolio	100,931	103,778	106,795	109,621	113,872
Allowance for loan losses	(11,428)	(12,248)	(14,752)	(17,811)	(21,040)
Total liquidating portfolio, net	89,503	91,530	92,043	91,810	92,832
Total Loan Balances (average)	13,129,865	12,853,349	12,548,193	12,302,467	12,061,551
Allowance for loan losses	(155,239)	(155,924)	(156,212)	(163,660)	(169,077)
Loans, net	$12,974,626	$12,697,425	$12,391,981	$12,138,807	$11,892,474

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	June 30, 2014	March 31, 2014(a)	December 31, 2013	September 30, 2013	June 30, 2013
Nonperforming loans:
Continuing Portfolio:
Commercial non-mortgage	$14,152	$12,869	$10,933	$17,471	$17,285
Equipment financing	863	1,325	1,141	1,669	1,852
Asset-based lending	—	—	—	—	—
Commercial real estate	19,023	20,009	17,663	20,215	21,035
Residential mortgages	68,439	66,373	81,370	86,099	94,208
Consumer	36,526	38,670	45,573	45,587	44,717
Nonperforming loans - continuing portfolio	139,003	139,246	156,680	171,041	179,097
Liquidating Portfolio:
Consumer	5,475	5,875	6,245	6,517	7,594
Total nonperforming loans	$144,478	$145,121	$162,925	$177,558	$186,691

Other real estate owned and repossessed assets:
Continuing Portfolio:
Commercial	$3,238	$3,466	$3,618	$3,728	$404
Repossessed equipment	100	123	134	193	505
Residential	2,748	3,721	4,648	3,601	2,485
Consumer	643	469	282	486	454
Total continuing portfolio	6,729	7,779	8,682	8,008	3,848
Liquidating Portfolio:
Total liquidating portfolio	—	—	—	—	—
Total other real estate owned and repossessed assets	$6,729	$7,779	$8,682	$8,008	$3,848
Total nonperforming assets	$151,207	$152,900	$171,607	$185,566	$190,539

(a)	The decreases reflect the reclassification of $17.6 million of residential and consumer loans as accruing in the quarter under regulatory guidance.

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans (unaudited)
(Dollars in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Past due 30-89 days:
Continuing Portfolio:
Commercial non-mortgage	$5,045	$7,913	$4,100	$2,982	$10,891
Equipment financing	290	698	362	455	783
Asset-based lending	—	—	—	—	—
Commercial real estate	1,610	2,680	4,897	547	2,722
Residential mortgages	17,826	18,966	18,285	20,803	16,056
Consumer	18,956	14,552	18,926	15,966	15,976
Past due 30-89 days - continuing portfolio	43,727	44,809	46,570	40,753	46,428
Liquidating Portfolio:
Consumer	2,105	2,325	1,806	2,726	1,902
Total past due 30-89 days	45,832	47,134	48,376	43,479	48,330
Loans past due 90 days or more and accruing	1,111	850	4,501	4,811	1,498
Total past due loans	$46,943	$47,984	$52,877	$48,290	$49,828

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Beginning balance	$153,600	$152,573	$157,545	$163,442	$167,840
Provision	9,250	9,000	9,000	8,500	8,500
Charge-offs continuing portfolio:
Commercial non-mortgage	3,685	3,148	5,383	3,245	6,156
Equipment financing	20	—	178	10	4
Asset-based lending	—	—	3	—	—
Commercial real estate	447	2,405	5,086	4,069	2,510
Residential mortgages	1,840	1,158	2,744	3,800	2,112
Consumer	4,075	4,517	4,402	4,525	5,374
Charge-offs continuing portfolio	10,067	11,228	17,796	15,649	16,156
Charge-offs liquidating portfolio:
NCLC	—	—	—	—	—
Consumer	1,211	369	1,070	1,302	1,957
Charge-offs liquidating portfolio	1,211	369	1,070	1,302	1,957
Total charge-offs	11,278	11,597	18,866	16,951	18,113
Recoveries continuing portfolio:
Commercial non-mortgage	1,121	950	2,029	424	998
Equipment financing	397	799	630	683	904
Asset-based lending	—	23	11	2	60
Commercial real estate	69	479	750	105	552
Residential mortgages	495	108	445	141	435
Consumer	923	865	769	1,002	1,571
Recoveries continuing portfolio	3,005	3,224	4,634	2,357	4,520
Recoveries liquidating portfolio:
NCLC	12	152	115	11	5
Consumer	279	248	145	186	690
Recoveries liquidating portfolio	291	400	260	197	695
Total recoveries	3,296	3,624	4,894	2,554	5,215
Total net charge-offs	7,982	7,973	13,972	14,397	12,898
Ending balance	$154,868	$153,600	$152,573	$157,545	$163,442

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measure

The Company evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-affected amortization of intangible assets, as a percentage of average common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights). The tangible equity ratio represents total ending shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). The tangible common equity ratio represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). Tangible book value per common share represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.

The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Accordingly, this is also a non-GAAP financial measure.

See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP for the three months ended June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013, and June 30, 2013. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently.

	At or for the Three Months Ended
(Dollars in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Reconciliation of net income available to common shareholders to net income used for computing the return on average tangible common shareholders' equity ratio
Net income available to common shareholders	$45,217	$47,784	$41,115	$44,666	$43,734
Amortization of intangibles (tax-affected @ 35%)	435	759	775	807	807
Quarterly net income adjusted for amortization of intangibles	45,652	48,543	41,890	45,473	44,541
Annualized net income used in the return on average tangible common shareholders' equity ratio	$182,608	$194,172	$167,560	$181,982	$178,164

Reconciliation of average common shareholders' equity to average tangible common shareholders' equity
Average common shareholders' equity	$2,119,016	$2,087,179	$2,040,435	$2,000,018	$1,991,600
Average goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Average intangible assets (excluding mortgage servicing rights)	(3,762)	(4,754)	(5,922)	(7,151)	(8,391)
Average tangible common shareholders’ equity	$1,585,367	$1,552,538	$1,504,626	$1,462,980	$1,453,322

Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity
Shareholders' equity	$2,284,478	$2,239,629	$2,209,188	$2,167,659	$2,127,475
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(3,515)	(4,183)	(5,351)	(6,544)	(7,786)
Tangible shareholders’ equity	$1,751,076	$1,705,559	$1,673,950	$1,631,228	$1,589,802

Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity
Shareholders' equity	$2,284,478	$2,239,629	$2,209,188	$2,167,659	$2,127,475
Preferred stock	(151,649)	(151,649)	(151,649)	(151,649)	(151,649)
Common shareholders' equity	2,132,829	2,087,980	2,057,539	2,016,010	1,975,826
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(3,515)	(4,183)	(5,351)	(6,544)	(7,786)
Tangible common shareholders’ equity	$1,599,427	$1,553,910	$1,522,301	$1,479,579	$1,438,153

Reconciliation of period-end assets to period-end tangible assets
Assets	$21,524,337	$21,175,745	$20,852,999	$20,609,554	$20,329,238
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(3,515)	(4,183)	(5,351)	(6,544)	(7,786)
Tangible assets	$20,990,935	$20,641,675	$20,317,761	$20,073,123	$19,791,565

Book value per common share
Common shareholders’ equity	$2,132,829	$2,087,980	$2,057,539	$2,016,010	$1,975,826
Ending common shares issued and outstanding (in thousands)	90,246	90,269	90,367	90,245	90,289
Book value per share of common stock	$23.63	$23.13	$22.77	$22.34	$21.88

Tangible book value per common share
Tangible common shareholders’ equity	$1,599,427	$1,553,910	$1,522,301	$1,479,579	$1,438,153
Ending common shares issued and outstanding (in thousands)	90,246	90,269	90,367	90,245	90,289
Tangible book value per common share	$17.72	$17.21	$16.85	$16.40	$15.93

Reconciliation of non-interest expense to non-interest expense used in the efficiency ratio
Non-interest expense	$122,585	$124,617	$126,639	$122,281	$123,604
Foreclosed property expense	(134)	(458)	(400)	(432)	(331)
Intangible assets amortization	(669)	(1,168)	(1,193)	(1,242)	(1,242)
Other expense	49	48	(1,365)	(950)	(687)
Non-interest expense used in the efficiency ratio	$121,831	$123,039	$123,681	$119,657	$121,344

Reconciliation of income to income used in the efficiency ratio
Net interest income before provision for loan losses	$155,122	$155,301	$153,884	$149,987	$147,061
Fully taxable-equivalent adjustment	2,783	3,013	3,150	3,211	3,337
Non-interest income	47,596	49,828	44,264	46,257	52,251
Net gain on investment securities	—	(4,336)	(4)	(269)	(333)
Other	73	88	7,277	—	—
Income used in the efficiency ratio	$205,574	$203,894	$208,571	$199,186	$202,316